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EXHIBIT 99A.5


STATEMENTS OF OPERATIONS                U S WEST COMMUNICATIONS, Inc.
(UNAUDITED)                              (Telephone Operations Only)

                         Quarter Ended        Six Months Ended
                            June 30,      %       June 30,      %
In millions               1997    1996  Change  1997    1996  Change
------------------------------- ------- ------------- ------- -------
OPERATING REVENUES
 Local service          $ 1,151 $ 1,179  (2.4)$ 2,382 $ 2,324   2.5
 Interstate access          678     626   8.3   1,365   1,248   9.4
 Intrastate access          200     189   5.8     400     379   5.5
 Long-distance network      240     278 (13.7)    490     568 (13.7)
 Other services             219     168  30.4     398     329  21.0
                        ----------------      ----------------
Total operating revenues  2,488   2,440   2.0   5,035   4,848   3.9
                        ----------------      ----------------
OPERATING EXPENSES
 Employee-related           842     864  (2.5)  1,648   1,677  (1.7)
 Other operating            374     373   0.3     824     762   8.1
 Taxes other than
   income taxes              95      97  (2.1)    200     192   4.2
 Depreciation & amort       524     513   2.1   1,046   1,024   2.1
                        ----------------      ----------------
Total operating expenses  1,835   1,847  (0.6)  3,718   3,655   1.7
                        ----------------      ----------------

Income from operations      653     593  10.1   1,317   1,193  10.4


Interest expense             93     101  (7.9)    189     204  (7.4)
Gains on sales of rural
 telephone exchanges         29      49 (40.8)     47      49  (4.1)
Other income
 (expense) - net            (18)      2    -      (40)    (15)   -
                        ----------------      ----------------
Income before income
 taxes & cumulative
 effect of change in
 accounting principle       571     543   5.2   1,135   1,023  10.9

Income tax provision        218     208   4.8     433     391  10.7
                        ----------------      ----------------

Income before
 cumulative effect of
 change in accounting
 principle                  353     335   5.4     702     632  11.1

Cumulative effect of
 change in accounting
 principle - net of tax       -       -    -        -      34    -
                        ----------------      ----------------
NET INCOME              $   353 $   335   5.4 $   702 $   666   5.4
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